EXHIBIT 10.18

         THIS THIRD AMENDMENT AGREEMENT dated as of March 1, 2000 (this "Amendment") among Automatic Systems Developers, Inc., a New York corporation (the "Borrower"), ASD Group, Inc., a Delaware corporation ("Holdings"); the financial institutions which are now or hereafter become a party to the Credit Agreement (as defined below) (the "Lenders") and PNC Bank, National Association, as agent for the Lenders (in such capacity, the "Agent"). As of the date hereof, PNC Bank, National association is and always has been the only Lender under the Credit Agreement. In its capacity as the sole Lender and the Agent under the Credit Agreement, PNC Bank, National Association is hereinafter sometimes referred to as "PNC."

                              W I T N E S S E T H:

         WHEREAS, the Borrower and PNC have entered into a Revolving Credit, Term Loan and Security Agreement dated as of December 18, 1997 (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"; the terms defined in the Credit Agreement are used in this Amendment as in the Credit Agreement unless otherwise defined in this Amendment) (High Technology Computers, Inc., a New York corporation was also a party to the Credit Agreement and the Restructuring Agreement and Amendments referred to below, but has since been merged into the Borrower); and

         WHEREAS, prior to the data hereof, certain Defaults and Events of Default of the Borrower had occurred under the Credit Agreement;

         WHEREAS, the parties to the Credit Agreement reached an agreement in connection with, among other things, such Defaults and Events of Default pursuant to that certain Agreement dated as of June 26, 1998 (as the same may be amended, modified, supplemented or restated from time to time, the "Restructuring Agreement");

         WHEREAS, the parties thereto amended the Restructuring Agreement pursuant to the First Amendment Agreement dated as of March 10, 1999;

         WHEREAS, prior to the date hereof, certain additional Defaults and Events of Default of the Borrower had occurred under the Restructuring Agreement and the Credit Agreement;

         WHEREAS, such parties desire and are willing, on the terms and conditions set forth below, to modify further certain terms of Restructuring Agreement and the Credit Agreement.

         NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend the Restructuring Agreement as hereinafter set forth:

         SECTION 1A. Amendment to the Restructuring Agreement. The Restructuring Agreement is, subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, hereby amended as follows:

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         (a)      Paragraph D of the Recitals is hereby amended by deleting such
                  Recital in its entirety and substituting in lieu thereof the following:

         "As of the Third Amendment Effective Data (as defined in the Third Amendment hereto dated as of December 30, 1999 by and among the parties hereto), the maximum credit facility provided by the Credit Agreement is a revolving loan of up to $5,000,000."

         (b) Section 8(b) is hereby amended deleting all references to the date "June 23, 2000" contained therein and inserting in lieu thereof: "October 30, 2000".

         (c) Section 9 (Over-Advance) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof of the following:

         "Over-Advance.

                  (a) The parties agree that there shall exist an over-advance in the aggregate principal amount of $1,500,000 (the "Over-Advance). All repayments of the Over-Advance made pursuant to Sections 9(b) and
         (c) below (i) shall permanently reduce the Over-Advance and, consequently, the maximum credit facility provided by the Credit Agreement (which as of the date hereof is $5,000,000), in each case on a dollar-for-dollar basis and (ii) may not be reborrowed.

                  (b) The Borrower agrees to use its best efforts to sell the real property listed on Schedules A and B to the First Amendment dated as of March 10, 1999 (each property described thereon a "Property", and collectively, the "Properties"). At such time as any of the Properties is sold, then the proceeds of such sale shall be paid to PNC to be applied to repay the Over-Advance.

                  (c) Notwithstanding anything in Sections 9(a) or (b) to the contrary, the Over-Advance shall be repaid in full and thereafter permanently reduced on the date of acceleration of the amounts due under the Credit Agreement."

         SECTION 1B. Amendment to the Credit Agreement. The Credit Agreement is, subject to the satisfaction of the conditions to effectiveness set forth in
Section 2 hereof, hereby amended as follows:

         (a) Amendment to Section 1.2: General Terms. The definition of the term "Revolving Interest Rate" is hereby amended by deleting such definition in its entirety and inserting in lieu thereof the following:

                  "'Revolving Interest Rate' shall mean an interest rate per annum equal to the sum of the Base Rate plus one percent (1.00%)."

         (b) Amendment to Article IX: Additional Monthly Statement. Article IX is hereby amended by adding at the end thereof the following new subsection:

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

         "9.17 Additional Monthly Statements. Furnish the Agent within forty-five (45) days after the end of each month, a profit and loss statement and balance sheet (i) reflecting results of operations from the beginning of the fiscal year to the end of such month and (ii) comparing such results to (x) the monthly projections for the current fiscal year and (y) the results of the same month in the preceding fiscal year. Such profit and loss statement and balance sheet shall be prepared on a basis consistent with prior practices and be complete and correct in all material respects, subject to normal year-end adjustment."

         SECTION 1C. Waiver. PNC hereby waives any default (i) arising under the Credit Agreement or the Restructuring Agreement, (ii) which has been known to PNC and (iii) which is in effect prior to the date hereof.

         SECTION 2. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

         (a) Each of the parties hereto shall have duly executed and delivered this Amendment (whether the same or different copies) and PNC shall have received a copy signed by each of the Borrower and Holdings (collectively, the "Principal Parties");

         (b) PNC shall have received, if requested, the favorable opinions of counsel as PNC may reasonably request, in form and substance satisfactory to PNC;

         (c) PNC shall have received a certificate signed by the Borrower stating that each of the representations and warranties contained in Section 3 hereof are true and correct on and as of the Amendment Effective Date as though made on and as of such date;

         (d) PNC shall have received payment in full of all of the fees and expenses due and payable pursuant to Section 5 hereof;

         (e) Since November 8, 1999, Holdings shall have made to the Borrower a capital contribution of at least $1,000,000;

         (f) The current indebtedness of the Borrower in the amount of $118,000 owing to Peter Zachariou shall be evidenced by a note, which note shall (i) be expressly subordinated to the indebtedness of the Borrower owing to the Lender pursuant to the Intercreditor and Subordination Agreement dated as of the date hereof between Peter Zachariou and PNC, (ii) bear no interest as long as any amounts are outstanding under the Credit Agreement or any of the Other Documents and (iii) be endorsed over the PNC Business Credit;

         (g) PNC shall have received such other documents, including, but not limited to, amendments, modifications, supplements or restatements of any Other Documents, opinions, approvals or appraisals as PNC may reasonably request.

         SECTION 3. Representations and Warranties. In order to induce PNC to enter into this


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

Amendment, each of the Principal Parties hereby represents and warrants to PNC that (i) it has the full capacity and legal right to execute, deliver and perform its obligations under this Amendment and the Other Documents to which it is a party, and each of the Principal Parties has taken all appropriate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment and the Other Documents, (ii) the Credit Agreement and the Restructuring Agreement (each as amended by this Amendment), this Agreement and the Other Documents, constitute legal, valid and binding obligations of each of the Principal Parties enforceable against it in accordance with its terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally, (iii) the representations and warranties contained in the Credit Agreement and the Restructuring Agreement and in each of the Other Documents, to which it is a party are true and correct on and as of the Amendement Effective Date as though made on and as of such date, except for changes which have occurred and which were not prohibited by the terms of the Credit Agreement or Restructuring Agreement or are being consented to by PNC in this Amendment, (iv) no Default or Event of Default (other than those expressly waived herein) has occurred and is continuing, or would result from the execution, delivery and performance by each of the Principal Parties of the Credit Agreement and Restructuring Agreement (each as amended by this Amendment), this Amendment or any of the Other Documents, to which it is a party, (v) none of the Principal Parties is in default in the payment or performance of any of its obligations under any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which it is a party or which purports to be binding upon it or any of its properties or assets, which default would have a material adverse effect on its properties, assets or financial condition, (vi) each of the Principal Parties is in compliance with all applicable statutes, laws, rules, regulations, orders and judgements, the contravention or violation of which would have material adverse effect on its properties, assets or condition (financial or otherwise), (vii) no material adverse change in its properties, assets or in the condition (financial or otherwise) has occurred, and (viii) no litigation or administrative proceeding of or before any court or governmental body or agency is now pending, nor, to the best knowledge of each of the Principal Parties upon reasonable inquiry, is any such litigation or proceeding now threatened against each of the Principal Parties or any of its properties, nor, to the best knowledge of each of the Principal Parties upon reasonable inquiry, is there a valid basis for the initiation of any such litigation or proceeding, which if adversely determined (after giving effect to all applicable insurance coverage then in existence) would have a material adverse effect on its properties, assets or condition (financial or otherwise).

         SECTION 4. Reference to and Effect on the Documents.

         (a) Each reference in the Credit Agreement or the Restructuring Agreement, as the case may be, to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Credit Agreement in the Other Documents other than the Credit Agreement and Restructuring Agreement, shall mean and be a reference to the Credit Agreement and Restructuring Agreement, as the case may be, as amended hereby.

         (b) Except as specifically provided herein, the Credit Agreement and Restructuring Agreement and all Other Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby


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

ratified, confirmed and acknowledged by each of the Principal Parties. The amendments and waivers set forth above are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Credit Agreement and Restructuring Agreement or any document delivered pursuant thereto or (ii) prejudice any right or rights which PNC may now or in the future have in connection with the Credit Agreement and Restructuring Agreement or the Other Documents.

         (c) Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of PNC under the Credit Agreement and the Restructuring Agreement or any of the Other Documents nor constitute a waiver or modification of the Credit Agreement and the Restructuring Agreement and any provision of any of the Other Documents nor a waiver of any now existing or hereafter arising Defaults or Events of Default. A default under the Restructuring Agreement as amended hereby shall be an Event of Default under the Credit Agreement.

         SECTION 5. Fees and Expenses. Each of the Principal Parties hereby agrees to pay, on a joint and several basis, PNC on demand for all costs, expenses, charges and taxes (other than any income taxes relating to income of PNC), including, without limitation, all reasonable fees and disbursements of counsel, incurred by PNC in connection with the negotiation, preparation, reproduction, execution, delivery, administration and enforcement of this Amendment and any Other Documents, to be delivered hereunder.

         SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard for its conflict of laws principles.

         SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         SECTION 8. Successors. This Amendment shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.


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

         IN WITNESS WHEREOF, each of the undersigned has executed this Amendment or has caused this Amendment to be executed by its duly authorized officer, as of the date first above written.

                                       AUTOMATIC SYSTEMS DEVELOPERS, INC.



                                       By: /s/ William R. Courchaine
                                          --------------------------------------
                                          Name: William Courchaine
                                          Title: Chief Operating Officer




                                       ASD GROUP, INC.



                                       By: /s/ William R. Courchaine
                                          --------------------------------------
                                          Name: William Courchaine
                                          Title: Chief Operating Officer




                                       PNC BANK, NATIONAL ASSOCIATION, as
                                       sole Lender and as Agent



                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:


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